As filed with the Securities and Exchange Commission on April 17, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTCHAINS GROUP LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

c/o Building 16, Lane 999, Xinyuan South Road,

Lin-Gang Special Area,

Pudong, Shanghai, 201306

People’s Republic of China

+86 021 58961080

(Address, Including Zip Code, of Principal Executive Offices)

2022 Share Incentive Plan of Intchains Group Limited

(Full Title of the Plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Chaowei Yan Chief Financial Officer Intchains Group Limited c/o Building 16, Lane 999, Xinyuan South Road, Lin-Gang Special Area Pudong, Shanghai, 201306 People’s Republic of China +86 021 58961080	Louise L. Liu, Esq. Morgan, Lewis & Bockius 19th Floor, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong, SAR +852 3551 8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by INTCHAINS GROUP LIMITED (the “Registrant” or “Company”) to register an additional 4,000,000 Class A ordinary shares of the Company, par value US$0.000001 per share, issuable under the Company’s 2022 Share Incentive Plan. This Registration Statement consists of only those items required by General Instruction E to Form S-8. The Registration Statement on Form S-8 (File No. 333-278211), filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2024, is incorporated herein by reference, except as otherwise set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents previously filed or furnished by the Registrant with the Commission are incorporated herein by reference in this Registration Statement:

(a)	The registration statement on Form S-8, filed with the Commission on March 25, 2024 (Commission File No. 333-278211);

(b)	The Registrant’s Annual Report on Form 20-F for its fiscal year ended December 31, 2025, filed with the Commission on April 13, 2026 (Commission File No. 001-41500);

(c)	The Registrant’s current reports on Form 6-K, furnished on February 26, 2026 (Commission File No. 001-41500) under the Exchange Act;

(d)	The Registrant’s current reports on Form 6-K, furnished on January 6, 2026 (Commission File No. 001-41500) under the Exchange Act;

(e)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by its Annual Report referred to in (A) above (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules); and

(f)	The description of the Registrant’s Class A ordinary shares set forth under “Description of Share Capital” in the Registration Statement on Form F-1 (Commission File No. 333-265756), originally filed with the Commission on June 22, 2022 and as subsequently amended and supplemented.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that, unless expressly incorporated into this registration statement, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (registration number 333-265756))

4.2	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 (registration number 333-265756))

4.3	Deposit Agreement by and among the Registrant, the Depositary and the holders of the American depositary Receipts (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form F-1 (registration number 333-265756))

5.1*	Opinion of Conyers Dill & Pearman (opinion re legality)

23.1*	Consent of MaloneBailey, LLP

23.2*	Consent of Mazars USA LLP

23.3*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”)

99.1	2022 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (registration number 333-265756))

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on April 17, 2026.

Intchains Group Limited

By:	/s/ Qiang Ding
Name:	Qiang Ding
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Qiang Ding as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Qiang Ding	Chairman and Chief Executive Officer	April 17, 2026
	Qiang Ding	(Principal Executive Officer)

By:	/s/ Chaohua Sheng	Chief Technology Officer and Director	April 17, 2026
Chaohua Sheng

By:	/s/ Chaowei Yan	Chief Financial Officer	April 17, 2026
	Chaowei Yan	(Principal Financial Officer)

By:	/s/ Conway Kong-Wai Lee	Independent Director	April 17, 2026
Conway Kong-Wai Lee

By:	/s/ Qingyang Gu	Independent Director	April 17, 2026
Qingyang Gu

By:	/s/ Weiping Ma	Independent Director	April 17, 2026
Weiping Ma

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in Newark, Delaware on April 17, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director